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                                                                   EXHIBIT 23.5

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the inclusion in this registration statement on Form S-4 (File No. 333-43691) of our report dated February 14, 1997, except for Note K which is February 28, 1997, on our audits of the consolidated financial statements of Bowen Supply, Inc. and Subsidiary as of December 31, 1996 and 1995 and for the years then ended. We also consent to the reference to our firm under the caption "Experts."

/s/ Dougherty McKinnon & Luby
Columbus, Georgia

January 21, 1998